UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 20, 2007
IDENIX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49839	45-0478605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Hampshire Street Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)
(617) 995-9800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-99.1 Press Release, dated March 20, 2007, issued by Idenix Pharmaceuticals, Inc.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
     On March 20, 2007 Idenix Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that David A. Arkowitz, Chief Financial Officer and Treasurer of the Company, had resigned from the Company effective March 30, 2007, to pursue another opportunity at a life sciences company. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Following Mr. Arkowitz’s departure David Blanchard, the Company’s Vice President of Finance, will serve as the Company’s interim Chief Financial Officer until an external national search for Mr. Arkowitz’s successor is completed.
     Mr. Blanchard joined the Company in 2000 and has held a number of significant roles including, corporate controller, executive director of finance and vice president of financial planning and analysis.

Item 9.01.	Financial Statements and Exhibits
(c) Exhibits

99.1	Press Release, dated March 20, 2007, issued by Idenix Pharmaceuticals, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

IDENIX PHARMACEUTICALS, INC.
Date: March 21, 2007	By:	/s/ John Weidenbruch
John Weidenbruch
Executive Vice President and General Counsel

Exhibit Index

99.1	Press Release, dated March 20, 2007, issued by Idenix Pharmaceuticals, Inc.